SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 12, 2003

ANTARES PHARMA, INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-20945	41-1350192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 Eagleview Boulevard, Suite 414, Exton, PA                 19341

          (Address of Principal Executive Offices)                   (Zip Code)

Registrant’s telephone number, including area code: (610) 458-6200

                                             Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

THE FOLLOWING IS A SUMMARY OF THE DOCUMENTS DISCUSSED BELOW AND IS

NOT INTENDED TO BE A COMPLETE DESCRIPTION OF SUCH DOCUMENTS OR THE

TRANSACTIONS WHICH ARE THE SUBJECT OF SUCH DOCUMENTS. REFERENCE IS

MADE TO THE COPIES OF SUCH DOCUMENTS ATTACHED HERETO AS EXHIBITS

FOR A COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF SUCH

DOCUMENTS.

Item 5. Other Events.

On September 12, 2003, Antares Pharma, Inc. (the “Company”) entered into a Development and License Agreement (the “License Agreement”) with Eli Lilly and Company (“Lilly”). Under the License Agreement, the Company granted Lilly an exclusive license to certain of the Company’s needle-free technology in the fields of diabetes and obesity. The Company also granted an option to Lilly to apply the technology in one additional therapeutic area. Additionally, the Company issued to Lilly a ten-year warrant to purchase shares of the Company’s common stock. The Company granted Lilly certain registration rights with respect to the shares of common stock issuable upon exercise of the warrant.

On September 16, 2003, the Company issued a press release announcing the execution of the License Agreement, a copy of which is attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)		Exhibits.

10.59	*	Development and License Agreement, dated September 12, 2003, between Eli Lilly and Company and Antares Pharma, Inc.

10.60		Warrant Agreement, dated September 12, 2003, between Eli Lilly and Company and Antares Pharma, Inc.

10.61		Registration Rights Agreement, dated September 12, 2003, between Eli Lilly and Company and Antares Pharma, Inc.

99.1		Press Release dated September 16, 2003

*	Confidential portions of this document have been redacted and have been separately filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 18, 2003	ANTARES PHARMA, INC.

	By:	/s/ ROGER G. HARRISON
Roger G. Harrison Chief Executive Officer